SECURITY AGREEMENT

      THIS SECURITY AGREEMENT (this "AGREEMENT"), dated as of this 15th day of December, 2004, is made by SMALL WORLD KIDS, INC. (the "GRANTOR"), with an address at 5711 Buckingham Parkway, Culver City, California 90230, in favor of PNC BANK, NATIONAL ASSOCIATION ("PNC"), with an address at 2 North Lake Avenue, Suite 440, Pasadena, California 91101, as agent ("AGENT") for itself and the other Lenders (PNC, the other Lenders and Agent shall be referred to collectively and individually, as "BANK") under the Revolving Credit and Security Agreement (the "LOAN AGREEMENT") among Bank and Small World Toys ("BORROWER").

      Under the terms hereof, the Agent desires to obtain and the Grantor desires to grant the Agent security for all of the Obligations (as hereinafter defined).

      NOW, THEREFORE, the Grantor and the Agent, intending to be legally bound, hereby agree as follows:

1.    DEFINITIONS.

      (a) "COLLATERAL" shall include all personal property of the Grantor, including the following, all whether now owned or hereafter acquired or arising and wherever located: (i) accounts (including health-care-insurance receivables and credit card receivables); (ii) securities entitlements, securities accounts, commodity accounts, commodity contracts and investment property; (iii) deposit accounts; (iv) instruments (including promissory notes); (v) documents (including warehouse receipts); (vi) chattel paper (including electronic chattel paper and tangible chattel paper); (vii) inventory, including raw materials, work in process, or materials used or consumed in Grantor's business, items held for sale or lease or furnished or to be furnished under contracts of service, sale or lease, goods that are returned, reclaimed or repossessed; (viii) goods of every nature, including stock-in-trade, goods on consignment, standing timber that is to be cut and removed under a conveyance or contract for sale, the unborn young of animals, crops grown, growing, or to be grown, manufactured homes, computer programs embedded in such goods and farm products; (ix) equipment, including machinery, vehicles and furniture; (x) fixtures; (xi) agricultural liens; (xii) as-extracted collateral; (xiii) commercial tort claims, if any, described on Exhibit "A" hereto; (xiv) letter of credit rights;
(xv) general intangibles, of every kind and description, including payment intangibles, software, computer information, source codes, object codes, records and data, all existing and future customer lists, choses in action, claims (including claims for indemnification or breach of warranty), books, records, patents and patent applications, copyrights, trademarks, tradenames, tradestyles, trademark applications, goodwill, blueprints, drawings, designs and plans, trade secrets, contracts, licenses, license agreements, formulae, tax and any other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies; (xvi) all supporting obligations of all of the foregoing property; (xvii) all property of the Grantor now or hereafter in the Bank's possession or in transit to or from, or under the custody or control of, the Bank or any affiliate thereof; (xviii) all cash and cash equivalents thereof; and (xix) all cash and noncash proceeds (including insurance proceeds) of all of the foregoing property, all products thereof and all additions and accessions thereto, substitutions therefor and replacements thereof. The Collateral shall also include any and all other tangible or intangible property that is described as being part of the Collateral pursuant to one or more Riders to Security Agreement that may be attached hereto or delivered in connection herewith, including the Rider to Security Agreement - Copyrights, the Rider to Security Agreement - Patents, the Rider to Security Agreement - Trademarks and the Rider to Security Agreement - Cash Collateral Account.

      (b) "EXISTING NOTES" shall mean, collectively, the following: (i) the Secured Promissory Note, dated May 20, 2004, by Savon Team Sports, Inc. (now known as Small World Kids, Inc.), in favor of Eddy Goldwasser, in the stated principal amount of $1,000,000, and the Promissory Note, dated May 20, 2004, by


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Savon Team Sports,  Inc. (now known as Small World Kids, Inc.), in favor of Eddy
Goldwasser, in the stated principal amount of "$700,000 (Subject to Adjustment)" (collectively, the "SELLER NOTE"), (ii) the Term Note, dated May 20, 2004, by Savon Team Sports, Inc. (now known as Small World Kids, Inc.), in favor of SWT, LLC, in the stated principal amount of $5,000,000 (the "SWT NOTE"), (iii) the Promissory Note, dated September __, 2004, by Grantor, in favor of St. Cloud Capital Partners L.P., in the stated principal amount of $2,000,000 (the "ST. CLOUD NOTE"), and (iv) the Promissory Note, dated September 17, 2004, by Grantor, in favor of Strome Hedgecap Ltd and/or Strome Investment Management, in the stated principal amount of $1,200,000 (the "STROME NOTE"). The SWT Note, the St. Cloud Note and the Strome Note are collectively referred to as the "NONSELLER NOTES".

      (c) "OBLIGATIONS" shall include all loans, advances, debts, liabilities, obligations, covenants and duties owing by the Grantor under the Continuing Guaranty ("GUARANTY"), of even date herewith, by Grantor, in favor of Bank, with respect to the indebtedness of Borrower, this Agreement, and any agreement entered into in connection herewith or therewith, of any kind or nature, present or future (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Grantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, whether or not (i) evidenced by any note, guaranty or other instrument, (ii) arising under any agreement, instrument or document, (iii) for the payment of money, (iv) arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee,
(v) under any interest or currency swap, future, option or other interest rate protection or similar agreement, (vi) under or by reason of any foreign currency transaction, forward, option or other similar transaction providing for the purchase of one currency in exchange for the sale of another currency, or in any other manner, (vii) arising out of overdrafts on deposit or other accounts or out of electronic funds transfers (whether by wire transfer or through automated clearing houses or otherwise) or out of the return unpaid of, or other failure of the Bank to receive final payment for, any check, item, instrument, payment order or other deposit or credit to a deposit or other account, or out of the Bank's non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository or other similar arrangements; and any amendments, extensions, renewals and increases of or to any of the foregoing, and all costs and expenses of the Bank incurred in the documentation, negotiation, modification, enforcement, collection and otherwise in connection with any of the foregoing, including reasonable attorneys' fees and expenses.

      (d) "PERMITTED ENCUMBRANCES" shall mean (i) liens in favor of Agent for the benefit of Agent and Bank; (ii) liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Grantor; provided, that, the lien shall have no effect on the priority of the liens in favor of Agent or the value of the assets in which Agent has such a lien and a stay of enforcement of any such lien shall be in effect; (iii) liens with respect to which Agent has consented to in writing; (iv) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (v) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business; (vi) liens arising by virtue of the rendition, entry or issuance against Grantor, or any property of Grantor, of any judgment, writ, order, or decree for so long as each such lien
(y) is in existence for less than 20 consecutive days after it first arises or is being "Properly Contested" (as defined in the Loan Agreement) and (z) is at all times junior in priority to any liens in favor of Agent; (vii) mechanics', workers', materialmen's or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by Grantor; and (viii) liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that (y) any such lien shall not encumber any other property of Grantor and (z) the aggregate amount of indebtedness secured by such liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in Section 6(g).


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


      (e) "UCC" means the Uniform Commercial Code, as adopted and enacted and as in effect from time to time in the State whose law governs pursuant to the Section of this Agreement entitled "Governing Law and Jurisdiction." Terms used herein which are defined in the UCC and not otherwise defined herein shall have the respective meanings ascribed to such terms in the UCC. To the extent the definition of any category or type of collateral is modified by any amendment, modification or revision to the UCC, such modified definition will apply automatically as of the date of such amendment, modification or revision.

2. GRANT OF SECURITY INTEREST. To secure the Obligations, the Grantor, as debtor, hereby assigns and grants to the Agent, as secured party, for the benefit of Bank, a continuing lien on and security interest in the Collateral.

3. CHANGE IN NAME OR LOCATIONS. The Grantor hereby agrees that if the location of the Collateral changes from the locations listed on Exhibit "A" hereto and made part hereof, or if the Grantor changes its name, its type of organization, its state of organization (if Grantor is a registered organization), its principal residence (if Grantor is an individual), its chief executive office (if Grantor is a general partnership or non-registered organization) or establishes a name in which it may do business that is not listed as a tradename on Exhibit "A" hereto, the Grantor will immediately notify the Agent in writing of the additions or changes.

4. REPRESENTATIONS AND WARRANTIES. The Grantor represents, warrants and covenants to the Agent that: (a) all information, including its type of organization, jurisdiction of organization, chief executive office, and (for individuals only) principal residence are as set forth on Exhibit "A" hereto and are true and correct on the date hereof; (b) the Grantor has good, marketable and indefeasible title to the Collateral, has not made any prior sale, pledge, encumbrance, assignment or other disposition of any of the Collateral, and the Collateral is free from all encumbrances and rights of setoff of any kind except the lien in favor of the Bank created by this Agreement and the liens, if any, listed on Exhibit "A" hereto; (c) except as herein provided, the Grantor will not hereafter without the Agent's prior written consent sell, pledge, encumber, assign or otherwise dispose of any of the Collateral or permit any right of setoff, lien or security interest to exist thereon except to the Bank; (d) the Grantor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein; (e) Exhibit "A" hereto contains a list of all of Grantor's (i) federally registered trademarks and service marks, and all applications therefor, (ii) federally registered copyrights, mask works, software, computer programs and other works of authorship, and all applications therefor, and (iii) U.S. patents and patent applications (collectively, "IP APPLICATIONS/REGISTRATIONS"); (f) Borrower is a wholly-owned subsidiary of Grantor, and Grantor has no other subsidiaries, and
(g) Grantor received all of the membership units of Fine Ventures, LLC in exchange for shares of Grantor's stock, and at the time of the exchange Fine Ventures, LLC's assets were less than $25,000 in value.

5.    GRANTOR'S COVENANTS. The Grantor covenants that it shall:

      (a) from time to time and at all reasonable times allow the Agent, by or through any of its officers, agents, attorneys, or accountants, to examine or inspect the Collateral, and obtain valuations and audits of the Collateral, at the Grantor's expense, wherever located. The Grantor shall do, obtain, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as the Agent may require to vest in and assure to the Agent the rights of Bank hereunder and in or to the Collateral, and the proceeds thereof, including waivers from landlords, warehousemen and mortgagees. The Grantor agrees that the Agent has the right to notify (on invoices or otherwise) account debtors and other obligors or payors on any Collateral of its assignment to the Agent, and that all payments thereon should be made directly to the Agent, and that the Agent has full power and authority to collect, compromise, endorse, sell or otherwise deal with the Collateral in its own name or that of the Grantor at any time upon an Event of Default;

      (b) keep the Collateral in good order and repair at all times and immediately notify the Agent of any event causing a material loss or decline in value of the Collateral, whether or not covered by insurance, and the amount of such loss or depreciation;

      (c) only use or permit the Collateral to be used in accordance with all applicable federal, state, county and municipal laws and regulations; and

      (d) have and maintain insurance at all times with respect to all Collateral against risks of fire (including so-called extended coverage), theft, sprinkler leakage, and other risks (including risk of flood if any Collateral is maintained at a location in a flood hazard zone) as the Agent may require, in such form, in such amount, for such period and written by such companies as may be satisfactory to the Agent in its sole discretion. Each such casualty insurance policy shall contain a standard Lender's Loss Payable Clause issued in favor of the Agent under which all losses thereunder shall be paid to the Agent as the Agent's interests may appear. Such policies shall expressly provide that the requisite insurance cannot be altered or canceled without at least thirty
(30) days prior written notice to the Agent and shall insure the Agent notwithstanding the act or neglect of the Grantor. Upon the Agent's demand, the Grantor shall furnish the Agent with duplicate original policies of insurance or such other evidence of insurance as the Agent may require. In the event of failure to provide insurance as herein provided, the Agent may, at its option, obtain such insurance and the Grantor shall pay to the Agent, on demand, the cost thereof. Proceeds of insurance may be applied by the Agent to reduce the Obligations or to repair or replace Collateral, all in the Agent's sole discretion.

      (e) immediately advise Agent in writing of any IP Applications/Registrations not specified in this Agreement, which are hereafter acquired by Grantor. Grantor shall not register any maskworks, software, computer programs or other works of authorship subject to United States copyright protection with the United States Copyright Office without first complying with the following: (i) providing Agent with at least 30 days prior written notice thereof, (ii) providing Agent with a copy of the application for any such registration and (iii) executing and filing such other instruments, and taking such further actions as Agent may reasonably request from time to time to perfect or continue the perfection of Bank's interest in the Collateral, including without limitation the filing with the United States Copyright Office, simultaneously with the filing by Grantor of the application for any such registration, of a copy of this Agreement or a Supplement hereto in form acceptable to Agent identifying the maskworks, software, computer programs or other works of authorship being registered and confirming the grant of a security interest therein in favor of Bank.

6.    NEGATIVE COVENANTS. The Grantor will not:

      (a) MERGER, CONSOLIDATION OR ACQUISITION. Enter into any merger, consolidation or other reorganization with or into any other person or acquire all or a substantial portion of the assets or ownership interests of any person or permit any other person to consolidate with or merge with it, except that with Agent's prior written consent Grantor may acquire assets of Educational Insights, Inc., or acquire Educational Insights, Inc. as a wholly-owned subsidiary. Agent may decline to consent if, without limitation, (i) Agent receives unsatisfactory results from an audit of Educational Insights, Inc. or its collateral or from other due diligence, (ii) liens exist against the assets of Educational Insights, Inc. which survive the acquisition and they would not have been "Permitted Encumbrances" if they had related to Grantor, (iii) Agent determines that the acquisition may adversely affect the Collateral or Bank's security interest therein, or Grantor's financial condition, both before and after giving affect to such acquisition, or (iv) an Event of Default exists prior to the acquisition or Agent determines that an Event of Default is likely to occur as a result of the acquisition.

      (b) SALE OF ASSETS. Sell, lease, transfer or otherwise dispose of any of its properties or assets, except for the disposition or transfer of obsolete and worn-out equipment in the ordinary course of business during any fiscal year having an aggregate fair market value of not more than $100,000 and only to the extent that (i) the proceeds of any such disposition are used to acquire replacement equipment which is subject to Agent's first priority security interest or (ii) the proceeds of which are remitted to Agent to be applied to the obligations of Borrower under the Loan Agreement.

      (c) CREATION OF LIENS. Create or suffer to exist any lien or transfer upon or against any of its property or assets now owned or hereafter acquired.

      (d) GUARANTEES. Become liable upon the obligations of any person by assumption, endorsement or guaranty thereof or otherwise (other than to Bank) except for the endorsement of checks in the ordinary course of business.

      (e) INVESTMENTS. Purchase or acquire obligations or stock of, or any other interest in, any person (including, without limitation, any subsidiary), except
(i) obligations issued or guaranteed by the United States of America or any agency thereof, (ii) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating),
(iii) certificates of time deposit and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if (1) such bank has a combined capital and surplus of at least $500,000,000, or (2) its debt obligations, or those of a holding company of which it is a subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, (iv) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof, (v) the stock of Borrower, and (vi) in acquisitions permitted under Section 6(a).

      (f) LOANS. Make advances, loans or extensions of credit to any person, including any parent, subsidiary or affiliate, except with respect to (i) loans to its employees in the ordinary course of business not to exceed the aggregate amount (including for purposes of such aggregation all loans made by any of its subsidiaries to employees of such subsidiaries or Grantor) of $50,000 at any time outstanding, and (ii) loans to Borrower.

      (g) CAPITAL EXPENDITURES. Contract for, purchase or make any expenditure or commitments for fixed or capital assets (including capitalized leases), in any fiscal year in an amount that, when aggregated with all other such purchases, expenditures and commitments for Grantor and Borrower for such year, exceed $200,000.

      (h) DIVIDENDS. Declare, pay or make any dividend or distribution on any shares of its common stock, preferred stock or other ownership interests (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common stock, preferred stock, or other ownership interests or of any options to purchase or acquire any such shares of common stock, preferred stock, or ownership interests.

      (i) INDEBTEDNESS. Create, incur, assume or suffer to exist any "Indebtedness" (as that term is used in the Loan Agreement), exclusive of trade debt, except in respect of (i) Indebtedness to Bank; (ii) Indebtedness incurred for capital expenditures permitted under Section 6(g) of this Agreement; and
(iii) the Indebtedness evidenced by the Existing Notes.

      (j) NATURE OF BUSINESS. Substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

      (k) TRANSACTIONS WITH AFFILIATES. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise enter into any transaction or deal with, any affiliate, except transactions disclosed to the Agent, which are in the ordinary course of business, on an arm's-length basis on terms and conditions no less favorable than terms and conditions which would have been obtainable from a person other than an affiliate.

      (l) LEASES. Enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section 6(g) of this Agreement) if after giving effect thereto, aggregate annual rental payments for all property leased by Grantor and all property leased by Borrower would exceed $750,000 in any one fiscal year.

      (m) SUBSIDIARIES. Form any subsidiary or enter into any partnership, joint
venture  or  similar  arrangement,   except  for  purposes  of  effectuating  an
acquisition permitted under Section 6(a).

      (n) FISCAL YEAR AND ACCOUNTING CHANGES. Change its fiscal year from December 31 or make any significant change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.

      (o) PAYMENT OF INDEBTEDNESS. Except as set forth below, at any time, directly or indirectly, prepay any "Indebtedness" (as that term is used in the Loan Agreement) or make any payments on the Existing Notes. Notwithstanding the foregoing, Grantor shall be entitled to make each of the following payments, provided that (x) no Event of Default exists hereunder or under the Loan Agreement or would result from such payment, (y) Borrower would have been in compliance with the Fixed Charge Coverage Ratio requirements of Section 6.5(b) of the Loan Agreement for the quarter that ended immediately preceding such payment if all amounts paid by Borrower to Grantor since the end of such quarter had been given effect as of such quarter for purposes of calculating the Fixed Charge Coverage Ratio, and (z) based upon Borrower's financial trends, Borrower will be in compliance with said Fixed Charge Coverage Ratio requirements for future quarters (as determined by Agent in its good faith business judgment based upon information provided by Borrower):

            (i) The regularly scheduled payments of principal, in the amounts and when due in the ordinary course of business, under the terms of the Seller Note (as in effect on the date hereof),

            (ii) The regularly scheduled payments of interest (at the non-default rate), in the amounts and when due in the ordinary course of business under the terms of the NonSeller Notes (as in effect on the date hereof), provided that, at the time of such payments, the Borrower has "Adjusted Undrawn Availability" (as defined in the Loan Agreement) of not less than $500,000,

            (iii) The regularly scheduled payments of principal, in the amounts and when due in the ordinary course of business, under the terms of the NonSeller Notes (as in effect on the date hereof), provided that no "Seasonal Advance" (as defined in the Loan Agreement) is outstanding and, at the time of such payments, the Borrower has "Undrawn Availability" (as defined in the Loan Agreement) of not less than $1,000,000, and

            (iv) Prepayments of principal and interest (at the non-default rate) owed under the Existing Notes (as in effect on the date hereof), provided that
(i) no "Seasonal  Advance" (as defined in the Loan  Agreement)  is  outstanding,
(ii) at the time of such payments, the Borrower has "Undrawn Availability" (as defined in the Loan Agreement) of not less than $1,000,000, (iii) the aggregate of the payments allowed pursuant to this subsection shall not at any time exceed an amount equal to 75% of the aggregate of the cash consideration, net of related expenses, that Grantor has received for the issuance of equity securities of Grantor after the date hereof and for which Grantor has delivered to Agent evidence satisfactory to Agent that such cash has been received, and
(iv) no payments on the SWT Note shall be allowed hereunder until all indebtedness under the St. Cloud Note and the Strome Note has been paid in full.

      (p) ANTI-TERRORISM LAWS. Grantor shall not, nor shall it permit any affiliate or agent to: (i) Conduct any business or engage in any transaction or dealing with any Blocked Person (as that term is used in the Loan Agreement), including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person; (ii) Deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224; (iii) Engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224, the USA Patriot Act (as that term is used in the Loan Agreement) or any other Anti-Terrorism Law (as that term is used in the Loan Agreement). Grantor shall deliver to Bank any certification or other evidence requested from time to time by any Bank in its sole discretion, confirming Grantor's compliance with this Section.

      (q) [OMITTED]

      (r) TRADING WITH THE ENEMY ACT. Engage in any business or activity in violation of the Trading with the Enemy Act (as that term is used in the Loan Agreement).

      (s) SUBORDINATION AGREEMENTS. At any time, directly or indirectly, pay, prepay, repurchase, redeem, retire or otherwise acquire, or make any payment on account of any principal of, interest on or premium payable in connection with the repayment or redemption of any indebtedness or other obligation that has been subordinated to the Obligations, except as expressly permitted in the applicable subordination agreement.

7.    COVENANTS  FOR  ACCOUNTS.  If accounts are included in the  definition  of
      Collateral:

      (a) The Grantor will, on the Agent's demand after the occurrence of an Event of Default, make available to the Agent shipping and delivery receipts evidencing the shipment of the goods that gave rise to an account, completion certificates or other proof of the satisfactory performance of services that gave rise to an account, a copy of the invoice for each account and copies of any written contract or order from which an account arose. The Grantor shall promptly notify the Agent if an account becomes evidenced or secured by an instrument or chattel paper and upon the Agent's request, will promptly deliver any such instrument or chattel paper to the Agent, including any letter of credit delivered to the Grantor to support a shipment of inventory by the Grantor.

      (b) After the occurrence of an Event of Default, the Grantor will comply with any instructions that the Agent may give regarding the sale or other disposition of any return of goods from the sale of which an account arose. After the occurrence of an Event of Default, from time to time with such frequency as the Agent may request, the Grantor will report to the Agent all credits given to account debtors on all accounts.

      (c) The Grantor will immediately notify the Agent if any account arises out of contracts with the United States or any department, agency or instrumentality thereof, and will execute any instruments and take any steps required by the Agent so that all monies due and to become due under such contract shall be assigned to the Agent and notice of the assignment given to and acknowledged by the appropriate government agency or authority under the Federal Assignment of Claims Act.

      (d) At any time after the occurrence of an Event of Default, and without notice to the Grantor, the Agent may direct any persons who are indebted to the Grantor on any Collateral consisting of accounts or general intangibles to make payment directly to the Agent of the amounts due. The Agent is authorized to collect, compromise, endorse and sell any such Collateral in its own name or in the Grantor's name and to give receipts to such account debtors for any such payments and the account debtors will be protected in making such payments to the Agent.

8. FURTHER ASSURANCES. By its signature hereon, the Grantor hereby irrevocably authorizes the Agent to execute (on behalf of the Grantor) and file against the Grantor one or more financing, continuation or amendment statements pursuant to the UCC in form satisfactory to the Agent, and the Grantor will pay the cost of preparing and filing the same in all jurisdictions in which such filing is deemed by the Agent to be necessary or desirable in order to perfect, preserve and protect its security interests. If required by the Agent, the Grantor will execute all documentation necessary for the Agent to obtain and maintain perfection of its security interests in the Collateral.

At the Agent's request, the Grantor will execute, in form satisfactory to the Agent, a Rider to Security Agreement - Copyrights (if any Collateral consists of registered or unregistered copyrights), a Rider to Security Agreement - Patents (if any Collateral consists of patents or patent applications), a Rider to Security Agreement - Trademarks (if any Collateral consists of trademarks, trade names, tradestyles or trademark applications). If any Collateral consists of letter of credit rights, electronic chattel paper, deposit accounts or supporting obligations not maintained with the Agent or one of its affiliates, or any securities entitlement, securities account, commodities account, commodities contract or other investment property, then at the Agent's request the Grantor will execute, and will cause the depository institution or securities intermediary upon whose books and records the ownership interest of the Grantor in such Collateral appears, to execute such Pledge Agreements, Notification and Control Agreements or other agreements as the Agent deems necessary in order to perfect, prioritize and protect its security interest in such Collateral, in each case in a form satisfactory to the Agent.

9. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "Event of Default": (a) any Event of Default (as defined in any of the Obligations); (b) any default under any of the Obligations that does not have a defined set of "Events of Default" (including, without limitation, under the subordination agreement by Grantor, in favor of Agent, with respect to Borrower) and the lapse of any notice or cure period provided in such Obligations with respect to such default; (c) demand by the Agent under any of the Obligations that have a demand feature; (d) the failure by the Grantor to perform any of its obligations under this Agreement; (e) falsity, inaccuracy or material breach by the Grantor of any written warranty, representation or statement made or furnished to the Agent by or on behalf of the Grantor; (f) an uninsured material loss, theft, damage, or destruction to any of the Collateral, or the entry of any judgment against the Grantor or any lien against or the making of any levy, seizure or attachment of or on the Collateral; (g) the failure of the Agent to have a perfected first priority security interest in the Collateral; (h) any indication or evidence received by the Agent that the Grantor may have directly or indirectly been engaged in any type of activity which, in the Agent's good faith judgment, might result in the forfeiture of any property of the Grantor to any governmental entity, federal, state or local; or
(i) the Grantor makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations other than as permitted in the applicable subordination agreement, or if any person who has subordinated such indebtedness or obligations terminates or in any way limits or breaches his subordination agreement.

10. REMEDIES. Upon the occurrence of any such Event of Default and at any time thereafter, the Agent may declare all Obligations secured hereby immediately due and payable and shall have, in addition to any remedies provided herein or by any applicable law or in equity, all the remedies of a secured party under the UCC. The Agent's remedies include, but are not limited to, the right to (a) peaceably by its own means or with judicial assistance enter the Grantor's premises and take possession of the Collateral without prior notice to the Grantor or the opportunity for a hearing, (b) render the Collateral unusable,
(c) dispose of the Collateral on the Grantor's premises, (d) require the Grantor to assemble the Collateral and make it available to the Agent at a place designated by the Agent, and (e) notify the United States Postal Service to send the Grantor's mail to the Agent. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Agent will give the Grantor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of commercially reasonable notice shall be met if such notice is sent to the Grantor at least five (5) days before the time of the intended sale or disposition. Expenses of retaking, holding, preparing for disposition, disposing or the like shall include the Agent's reasonable attorneys' fees and legal expenses, incurred or expended by the Agent to enforce any payment due it under this Agreement either as against the Grantor, or in the prosecution or defense of any action, or concerning any matter growing out of or connection with the subject matter of this Agreement and the Collateral pledged hereunder. The Grantor waives all relief from all appraisement or exemption laws now in force or hereafter enacted.

11. POWER OF ATTORNEY. The Grantor does hereby make, constitute and appoint any officer or agent of the Agent as the Grantor's true and lawful attorney-in-fact, with power to (a) endorse the name of the Grantor or any of the Grantor's officers or agents upon any notes, checks, drafts, money orders, or other instruments of payment or Collateral that may come into the Agent's possession in full or part payment of any Obligations; (b) sue for, compromise, settle and release all claims and disputes with respect to, the Collateral; and (c) sign, for the Grantor, such documentation required by the UCC, or supplemental intellectual property security agreements; granting to the Grantor's said attorney full power to do any and all things necessary to be done in and about the premises as fully and effectually as the Grantor might or could do. The Grantor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest, and is irrevocable.

12. PAYMENT OF EXPENSES; ATTORNEYS' FEES. At its option, the Agent may discharge taxes, liens, security interests or such other encumbrances as may attach to the Collateral, may pay for required insurance on the Collateral and may pay for the maintenance, appraisal or reappraisal, and preservation of the Collateral, as determined by the Agent to be necessary. The Grantor will reimburse the Agent on demand for any payment so made or any expense incurred by the Agent pursuant to the foregoing authorization, and the Collateral also will secure any advances or payments so made or expenses so incurred by the Agent. In the event either Agent or Grantor files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its attorneys' fees and costs of suit from the non-prevailing party.

13. NOTICES. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder ("NOTICES") must be in writing, and shall be given and be effective in accordance with the notice provision set forth in the Guaranty.

14. PRESERVATION OF RIGHTS. No delay or omission on the Agent's part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Agent's action or inaction impair any such right or power. The Agent's rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Agent may have under other agreements, at law or in equity.

15. ILLEGALITY. If any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions of this Agreement.

16. CHANGES IN WRITING. No modification, amendment or waiver of, or consent to any departure by the Grantor from, any provision of this Agreement will be effective unless made in a writing signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Grantor will entitle the Grantor to any other or further notice or demand in the same, similar or other circumstance.

17. ENTIRE AGREEMENT. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

18. COUNTERPARTS. This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

19. SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and inure to the benefit of the Grantor and the Bank and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Grantor may not assign this Agreement in whole or in part without the Agent's prior written consent and the Agent at any time may assign this Agreement in whole or in part.

20. INTERPRETATION. In this Agreement, unless the Agent and the Grantor otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word "or" shall be deemed to include "and/or"; the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Agreement; the word "person" includes both individuals and other entities; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. Unless otherwise specified in this Agreement, all accounting terms shall be interpreted and all accounting determinations shall be made in accordance with GAAP. If this Agreement is executed by more than one Grantor, the obligations of such persons or entities will be joint and several.

21. INDEMNITY. The Grantor agrees to indemnify each of the Bank, each legal entity, if any, who controls each Bank and each of their respective directors, officers and employees (the "Indemnified Parties") and to hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation and preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Grantor), in connection with or arising out of or relating to the matters referred to in this Agreement or the Obligations, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Grantor, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity agreement shall not apply to any claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party's gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Agreement, payment of the Obligations and assignment of any rights hereunder. The Grantor may participate at its expense in the defense of any such claim.

22. GOVERNING LAW AND JURISDICTION. This Agreement and all acts and transactions pursuant or relating hereto and all rights and obligations of the parties hereto shall be governed, construed, and interpreted in accordance with the internal laws of the State of New York. Any judicial proceeding brought by or against Grantor with respect to this Agreement, or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, Grantor accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Grantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Grantor and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent to bring proceedings against Grantor in the courts of any other jurisdiction. Grantor waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Grantor waives the right to remove any judicial proceeding brought against Grantor in any state court to any federal court. Any judicial proceeding by Grantor against Bank involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of New York, State of New York.

23. WAIVER OF JURY TRIAL. EACH OF THE GRANTOR AND THE BANK IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR
CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE GRANTOR AND THE BANK ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

THE GRANTOR ACKNOWLEDGES THAT IT HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT, INCLUDING THE WAIVER OF JURY TRIAL, AND HAS BEEN ADVISED BY COUNSEL AS NECESSARY OR APPROPRIATE.

WITNESS the due execution hereof as a document under seal, as of the date first written above.

                                SMALL WORLD KIDS, INC.

                                By:
                                     -------------------------------------------

                                Print Name:
                                             -----------------------------------

                                Title:
                                        ----------------------------------------



                                By:
                                     -------------------------------------------

                                Print Name:
                                             -----------------------------------

                                Title:
                                        ----------------------------------------



                                PNC BANK, NATIONAL ASSOCIATION,
                                as Agent

                                By:
                                     -------------------------------------------

                                Print Name:
                                             -----------------------------------

                                Title:
                                        ----------------------------------------

                                   EXHIBIT "A"
                              TO SECURITY AGREEMENT


1. Grantor's form of organization (i.e., corporation, partnership, limited liability company): CORPORATION

2. Grantor's State of organization, if a registered organization (i.e., corporation, limited partnership or limited liability company): NEVADA

3.    Grantor's principal residence, if a natural person or general partnership:
      N/A

4. Address of Grantor's chief executive office, including the County: 5711 BUCKINGHAM PARKWAY, CULVER CITY (LOS ANGELES COUNTY), CALIFORNIA 90230

5.    Grantor's EIN, if not a natural person: 86-06738911

6.    Grantor's SSN, if a natural person: N/A

7.    Grantor's organizational ID# (if any exists): C17565-2004

8.    Address for books and records, if different: N/A

9. Addresses of other Collateral locations, including Counties, for the past five (5) years: NONE

10.   Name and  address of  landlord  or owner if  location  is not owned by the
      Grantor:   SMALL  WORLD  TOYS,  5711  BUCKINGHAM  PARKWAY,   CULVER  CITY,
      CALIFORNIA 90230.

11. Other names or trade names now or formerly used by the Grantor: (A) SAVON TEAM SPORTS, INC. AND (B) FINE VENTURES, LLC

12. List of all existing Commercial Tort Claims (by case title with court and brief description of claim): NONE

13.   List of all IP Applications/Registrations: NONE